Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


           As  independent  public   accountants,   we  hereby  consent  to  the
incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 1998 on the consolidated financial statements of Integrated Electrical Services, Inc. and subsidiaries included in the prospectus included in Post-Effective Amendment No. 1 to Integrated Electrical Services Inc.'s Registration Statement on Form S-1 dated September 14, 1998 (No. 333-50031) and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP
Houston, Texas
November 10, 1998